Oblong Announces Second Quarter 2020 Financial Results

August 14, 2020 -- (BUSINESS WIRE) Oblong, Inc. (NYSE American: OBLG) ("Oblong" or the "Company"), the award-winning maker of multi-stream collaboration solutions, today announced financial results for the three months ended June 30, 2020.

Financial Highlights
•Revenue of $2.8 million for the second quarter of 2020, compared to $2.4 million for the second quarter of 2019.
•Gross profit margin of 40% for the second quarter of 2020, compared to 33% for the second quarter of 2019.
•Net loss of $3.4 million for the second quarter of 2020, compared to a net loss of $0.9 million for the second quarter of 2019.
•Adjusted EBITDA (“AEBITDA”) loss of $2.0 million for the second quarter of 2020, compared to an AEBITDA loss of $0.3 million for the second quarter of 2019. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” later in this release for a reconciliation of this non-GAAP financial measure to net loss.
•Cash balance of $4.1 million as of June 30, 2020.

“As enterprises look to redesign their office environments for more flexible workstyles, Oblong is accelerating its transition to a hybrid provider of technology driven interactive collaboration solutions both in and, beyond the physical office during the COVID-19 shutdown,” commented Peter Holst, Chairman and CEO of Oblong. “While this transition is underway, Oblong is increasingly engrained as a key part of the office of the future, enabling sophisticated collaboration in ways that tomorrow’s enterprises will demand and expect. The challenges during the pandemic have heightened awareness of these capabilities, as evidenced by the tailwinds Zoom, WebEx and others have experienced and, as business leaders look to the next phase of digital transformation, it’s evident the need to produce more interactive, engaged and deterministic meetings will become a key driver in how and where organizations increase productivity. Oblong’s unique technology driven solutions in spatial and gestural content distribution is expected to lead to margin expansion and accelerated growth in the months ahead.”
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Non-GAAP Financial Information
Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based compensation, impairment charges, severance, merger expenses and interest and other expense, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.
Oblong’s innovative and patented technologies change the way people work, create, and communicate. Oblong's flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. Learn more at www.oblong.com

Forward looking and cautionary statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press
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release include statements relating to (i) the Company’s potential future growth and financial performance and (ii) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020, filed with the SEC on August 14, 2020 (the “Quarterly Report”). Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein. The Company’s consolidated financial results for the three and six months ended June 30, 2019 do not reflect the financial results of its wholly owned subsidiary, Oblong Industries, Inc., as the Company’s acquisition of Oblong Industries closed on October 1, 2019. Please see “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations--Oblong’s Results of Operations” in the Quarterly Report for more information regarding the comparison of the Company’s financial results between periods.

Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331

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OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands) (June 30, 2020 Unaudited)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash	$4,141	$4,602
Accounts receivable, net	1,360	2,543
Inventory	1,344	1,816
Prepaid expenses and other current assets	919	965
Total current assets	7,764	9,926
Property and equipment, net	910	1,316
Goodwill	7,366	7,907
Intangibles, net	11,348	12,572
Operating lease - right of use asset, net	1,806	3,117
Other assets	99	71
Total assets	$29,293	$34,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of discount	$3,665	$2,664
Accounts payable	643	647
Accrued expenses and other current liabilities	1,175	1,752
Deferred revenue	2,139	1,901
Current portion of operating lease liabilities	898	1,294
Total current liabilities	8,519	8,258
Long-term liabilities:
Long-term debt, net of current portion and net of discount	4,304	2,843
Operating lease liabilities, net of current portion	1,063	2,020
Other long-term liabilities	—	3
Total long-term liabilities	5,367	4,866
Total liabilities	13,886	13,124
Total stockholders’ equity	15,407	21,785
Total liabilities and stockholders’ equity	$29,293	$34,909

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OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$2,816	$2,439	$8,144	$5,033
Cost of revenue (exclusive of depreciation and amortization)	1,683	1,644	4,072	3,319
Gross profit	1,133	795	4,072	1,714
Operating expenses:
Research and development	988	249	2,315	462
Sales and marketing	834	40	2,040	73
General and administrative	1,815	770	3,842	1,882
Impairment charges	—	453	550	453
Depreciation and amortization	796	157	1,612	316
Total operating expenses	4,433	1,669	10,359	3,186
Loss from operations	(3,300)	(874)	(6,287)	(1,472)
Interest and other expense, net	85	1	227	1
Net loss	(3,385)	(875)	(6,514)	(1,473)
Preferred stock dividends	4	4	8	19
Net loss attributable to common stockholders	$(3,389)	$(879)	$(6,522)	$(1,492)

Basic and diluted net loss per share	$(0.65)	$(0.17)	$(1.25)	$(0.29)

GAAP to Non-GAAP Reconciliation:

Net loss	$ (3,385)	$ (875)	$ (6,514)	$ (1,473)
Depreciation and amortization	796	157	1,612	316
Interest and other expense, net	85	1	227	1
Impairment charges	—	453	550	453
Merger expenses	—	(87)	—	174
Severance	475	—	515	—
Stock-based compensation	29	24	61	53
Adjusted EBITDA Loss	$ (2,000)	$ (327)	$ (3,549)	$ (476)
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